[ADAMS GOLF LOGO]

NEWS RELEASE

FOR IMMEDIATE RELEASE



               OLIVER G. "CHIP" BREWER III NAMED
             CHIEF EXECUTIVE OFFICER OF ADAMS GOLF

           Barney Adams to Continue as Chairman of the Board

PLANO, TEXAS, January 16, 2002 - Adams Golf (Nasdaq:ADGO) is pleased to announce the appointment of Oliver G. "Chip" Brewer III to the position of Chief Executive Officer of Adams Golf, effective immediately. Barney Adams will remain as the Company's Chairman of the Board and will continue to assist with product development initiatives.

Mr. Adams stated, "Chip has the skills Adams Golf needs right now. He has proven his leadership capabilities over the past year and a half and is ready to take full responsibility for all aspects of the Company's performance."

"At Chip's initiative, we completed restructuring activities this past summer which will position the Company for success under his stewardship. We have an exciting new line up of products for 2002 and I'm going to focus my efforts on ensuring we have even more ground breaking new offerings to come," Mr. Adams concluded.

"Naturally I am very excited about assuming this new level of responsibility," said Mr. Brewer. "The timing couldn't be better. We have worked through a significant restructuring and have a strong and seasoned team in place. But most importantly our new Tight Lies GT line of woods and irons are the best performing and easiest to hit clubs that Adams Golf has ever introduced. I expect consumers will really enjoy these products."

Most recently Mr. Brewer served as President & COO for the Company. He joined Adams Golf in 1998 as Senior Vice President of Sales & Marketing. Prior to joining the Company, Mr. Brewer served in various senior executive positions with both Mead and Union Camp.

Mr. Brewer holds a Masters in Business Administration from Harvard University. He received his undergraduate degree in Economics from the College of William and Mary where he was elected to Phi Beta Kappa and was co-captain of the varsity golf team.

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Adams Golf designs, manufactures and markets premium quality, technologically innovative golf clubs including Tight Lies(REGISTERED) GT irons and i-Woods, the Tight Lies family of fairway woods and drivers, including the Company's newly introduced Tight Lies GT woods, and the Tom Watson signature series of wedges. Further information on the Company can be found on its Internet site, www.adamsgolf.com.

This release contains forward-looking statements with respect to
industry trends and other matters.   These forward-looking
statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this release, the words "anticipate," "believe," "expect" and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: product development difficulties; manufacturing difficulties; market and retailer demand and acceptance of products; the impact of changing economic conditions; business conditions in the golf industry; reliance on third parties, including suppliers; the impact of market peers and their products; the actions of competitors, including pricing; advertising and product development, risks concerning future technology; and one time events and other factors detailed in the Company's prospectus, 10-Ks, 10-Qs and other Securities and Exchange Commission filings. The Company's SEC filings can be obtained by contacting Adams Golf Investor Relations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in this release. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date
of this report.   All subsequent written and oral forward-looking
statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

                              # # #

For more information, please contact:

Mary Beth Lacy (760) 202-1181 or mblacy@aol.com - Press Relations
Patty Walsh (972) 673-9850 or pattywalsh@adamsgolf.com - Investor Relations